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                                                    Exhibit 21.1


           LIST OF SUBSIDIARIES OF DUNN COMPUTER CORPORATION,
                          A VIRGINIA CORPORATION

The following companies will be subsidiaries of the Company as of the Closing:

1.  Dunn Computer Corporation, a Delaware Corporation.

2.  Dunn Computer Operating Company, a Virginia Corporation.

3.  STMS, Inc., a Virginia Corporation.

4.  STMS Acquisitions Corporation, a Delaware Corporation.

5.  International Data Products, Corp., a Maryland Corporation.

6. In addition, prior to the Closing, the Company will form subsidiary corporation in Puerto Rico.